EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this Amendment No. 25 to the statement on Schedule 13D is being filed with the United States Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the United States Securities Exchange Act of 1934, as amended.

Dated: February 16, 2022

Glencore AG

By:	/s/ Carlos Perezagua
Name:	Carlos Perezagua
Title:	Director

By:	/s/ Stephan Huber
Name:	Stephan Huber
Title:	Director

Glencore International AG

By:	/s/ Peter Friedli
Name:	Peter Friedli
Title:	Officer

By:	/s/ John Burton
Name:	John Burton
Title:	Director

Glencore plc

By:	/s/ John Burton
Name:	John Burton
Title:	Company Secretary